================================================================================

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                                FORM SB-2

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLOBEPAN RESOURCES, INC.
                       ---------------------------
             (Name of small business issuer in its charter)

   NEVADA                 1000                   applied for
-------------   ---------------------------   ----------------
(State or       (Primary Standard Industrial  (I.R.S. Employer
jurisdiction of Classification Code Number) Identification No.) incorporation or organization)

                      GlobePan Resources, Inc.
                        Russell Field, President
                      6518 121st Street, Suite 5
                       Surrey, British Columbia
                             Canada V3W 1C4
                       Telephone: (604) 762-0755
                       Facsimile: (604) 592-6553
--------------------------------------------------------------
(Address and telephone number of principal executive offices)

                             Daniel Kramer
                  1802 North Carson Street, Suite 212
                       Carson City, Nevada, 89701
                      Telephone: (800) 555-9141
--------------------------------------------------------------
  (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.         | X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                                   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                             |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                             |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                 |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $1,325,640       $0.30          $1,325,640    $156.03
-----------------------------------------------------------------------

(1) Based on the last sales price on June 22, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


               SUBJECT TO COMPLETION, Dated September 9, 2005

                                   PROSPECTUS
                            GLOBEPAN RESOURCES, INC.
                        4,418,800 SHARES OF COMMON STOCK
                                ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.30 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors.

Our independent accountant has issued an opinion stating that there is substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

           The Date Of This Prospectus Is: September 9, 2005

                                Table Of Contents
                                                               PAGE
Summary .......................................................  6
Risk Factors ..................................................  7
     If we do not obtain additional financing, our business
     will fail ................................................  8
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  8
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  8
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  8
  - Because management has no technical experience in mineral exploration, our business has a higher risk of failure ... 8
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  9
  -  Even if we discover commercial reserves of precious metals on the BSM-2 mineral claim, we may not be able to successfully obtain commercial production .............................  9
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  9
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares .......... 10
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock .................................... 10
Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Securityholders ....................................... 11
Plan of Distribution .......................................... 15
Legal Proceedings ............................................. 16
Directors, Executive Officers, Promoters and Control Persons.. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 24
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
Executive Compensation ........................................ 27
Financial Statements .......................................... 28
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................... 40

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property asset known as the BSM-2 mineral claim located approximately 30 miles north of Yellowknife, Northwest Territories, Canada. Pursuant to an agreement with Amanda Klaris dated June 1, 2005, we acquired a 100% undivided right, title and interest in and to the claim for $7,500.

Our objective is to conduct mineral exploration activities on the BSM-2 mineral claim to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the property. Our proposed exploration program is designed to search for an economic mineral deposit. Because we have not received any revenue from operations, our auditor has indicated that there is substantial doubt about our ability to continue as a going concern.

We only have one employee, Russell Field, who is also our sole officer and director. As Mr. Field does not have any experience in mineral property exploration, he will rely on the opinions of geological consultants in assessing our mineral property asset. Mr. Field only devotes 25% of his business time to our affairs.

We were incorporated on April 26, 2005 under the laws of the state of Nevada. Our principal offices are located at 6518 121st Street, Suite 5, Surrey, British Columbia, Canada V3W 1C4. Our telephone number is (604) 762-0755.

The Offering:

Securities Being Offered Up to 4,418,800 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.30 per share until our shares
                             are quoted on the OTC Bulletin Board, and
                             thereafter at prevailing market prices or
                             privately negotiated prices.    There is
                             no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors. The choice of this price was arbitrary and has no relationship to our the value of our shares.

Terms of the Offering        The selling  shareholders will  determine  when and
                             how they  will  sell the
                             common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the 4,418,800 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And  to be Issued            7,918,800 shares of our    common stock are issued
                             and outstanding  as of the date of this prospectus.
                             All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any  proceeds  from the sale of
                             the common  stock by the selling shareholders.


Summary Financial Information

                                              June 30, 2005
                                                (audited)

Cash                                            $20,703
Total Assets                                    $20,703
Liabilities                                     $ 3,799
Total Stockholders' Equity                      $16,904

Statement of Operations

                           From Our Inception on
                         April 26, 2005 to June 30, 2005

Revenue                           $     0
Net Loss and Deficit             ($15,136)


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the BSM-2mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the BSM-2mineral claim. While we have sufficient funds to conduct the phase one and two exploration programs on the property with estimated budgets of $5,000 each, we will require additional financing in order to complete the recommended $10,000 phase three exploration program, as well as any additional exploration. We will also require additional financing if the costs of the exploration of the BSM-2mineral claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital and director loans. We do not have any arrangements in this regard. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the BSM-2mineral claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the BSM-2mineral claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 26, 2005 and to date have been involved primarily in organizational activities and the acquisition and purchase of a mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the BSM-2mineral claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The  search  for  valuable  minerals  as a  business  is  extremely  risky.  The likelihood of our mineral claim containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the BSM-2mineral claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO  CONTINUE  AS A GOING  CONCERN IF OUR  BUSINESS  IS TO  SUCCEED.  OUR
INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The independent accountant's report to our audited financial statements for the period ended June 30, 2005 indicates that since we have incurred losses since our inception and we are dependant upon adequate financing to fulfill our exploration activities, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern depends upon our ability to generate profitable operations and obtain the necessary financing to meet our obligations and repay our liabilities. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director does not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Mr. Field' decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE BSM-2MINERAL CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The BSM-2mineral claim do not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Russell Field, spends approximately 25% of his business time providing his services to us. While Mr. Field presently possesses adequate time to attend to our interests, it is possible that the demands on him from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                          Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                   Determination Of Offering Price

The selling shareholders will sell our shares at $0.30 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders

                         Selling Securityholders

The selling securityholders named in this prospectus are offering all of the 4,418,800 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1. 4,400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 6, 2005; and

2. 18,800 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 22, 2005

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                                   Total Number
                                                   Of Shares To     Total Shares  Percent
                                                   Be Offered For   Owned Upon    Owned Upon
Name Of                       Shares Owned         Selling          Completion    Completion
Selling                       Prior To This        Shareholders     Of This       Of This
Stockholder                   Offering             Account          Offering      Offering
-----------------------------------------------------------------------------------------------
Erik Graham                   350,000              350,000          Nil           Nil
#306 - 1121 Barclay Street
Vancouver, BC  V6E 1G8

Vittorio Castelli             350,000              350,000          Nil           Nil
1272 Parker Street
White Rock, BC  V4B 4S1

Irshad Mohammed Koya          350,000              350,000          Nil           Nil
636 Rochester Avenue
Coquitlam, BC  V3K 2V7

Ryan Anderson                 350,000              350,000          Nil           Nil
8640 Coverly Place
Chilliwack, BC  V2P 4V5

Tod Lansing                   300,000              300,000          Nil           Nil
#3 - 6518 121 Street
Surrey, BC  V3W 1C4

Krista Lansing                300,000              300,000          Nil           Nil
#3 - 6518 121 Street
Surrey, Bc  V3W 1C4

Randall Field                 300,000              300,000          Nil           Nil
8640 Coventry Place
Chilliwack, BC  V2P 4V5

Penny Anderson                300,000              300,000          Nil           Nil
8640 Coventry Place
Chilliwack, BC  V2P 4V5

Jill Field                    300,000              300,000          Nil           Nil
#5 - 6518 121 Street
Surrey, BC  V3W 1C4

Will Woo                      250,000              250,000          Nil           Nil
#311 - 2733 Chandlery Place
Vancouver, BC  V5S 4V3

Colin Louie                   250,000              250,000          Nil           Nil
1023 Nootka Street
Vancouver, BC  V5K 4E6

Keith Tong                    250,000              250,000          Nil           Nil
7455 1st Street
Burnaby, BC  V3N 3S9

                                                   Total Number
                                                   Of Shares To     Total Shares  Percent
                                                   Be Offered For   Owned Upon    Owned Upon
Name Of                       Shares Owned         Selling          Completion    Completion
Selling                       Prior To This        Shareholders     Of This       Of This
Stockholder                   Offering             Account          Offering      Offering
-----------------------------------------------------------------------------------------------

Thi Mai Tong                  250,000              250,000          Nil           Nil
7455 1st Street
Burnaby, BC  V3N 3S9

Phil Taneda                   250,000              250,000          Nil           Nil
3455 Glencoe Road
Westbank, BC  V4T 1L9

Kari Taneda                   250,000              250,000          Nil           Nil
3455 Glencoe Road
Westbank, BC  V4T 1L9

Dave Benson                   1,600                1,600            Nil           Nil
3091 Woodsdale Road
Windfield, BC  V3K 6M9

Roy Field                     1,500                1,500            Nil           Nil
Box, Coriano Street
Lancaster Pk, AB  T0A 2H0

Jodi Bradley                  1,500                1,500            Nil           Nil
#102 - 9952 149 Street
Surrey, BC  V3R 7W7

Tasneem Koya                  1,500                1,500            Nil           Nil
#403 - 15 Smokey Smith Place
New Westminster, BC  V3L 5V7

Trevor Field                  1,400                1,400            Nil           Nil
7021 Bonnie Street
Niagra Falls, ON  L2G 7N1

Rhonda Morris                 1,400                1,400            Nil           Nil
6396 Laura Crescent
Niagra Falls, ON  L2G 5E4

Sherri Field                  1,300                1,300            Nil           Nil
Box 34 Coriano Street
Lancaster Pk., AB  T0A 2H0

Bill Cooley                   1,250                1,250            Nil           Nil
2671 Willoughby Avenue
Burnaby, BC  V3J 1K5

Donovan Green                 1,250                1,250            Nil           Nil
#6 - 6518 121 Street
Surrey, BC  V3W 1C4

                                                   Total Number
                                                   Of Shares To     Total Shares  Percent
                                                   Be Offered For   Owned Upon    Owned Upon
Name Of                       Shares Owned         Selling          Completion    Completion
Selling                       Prior To This        Shareholders     Of This       Of This
Stockholder                   Offering             Account          Offering      Offering
-----------------------------------------------------------------------------------------------

Daryl Zelinski                1,200                1,200            Nil           Nil
8837 91 Street
Edmonton, AB  T6C 3N3

Warren Nyuli                  1,200                1,200            Nil           Nil
218-52152 RR225
Sherwood Pk., AB  T6L 1C6

Niki Christmas                1,000                1,000            Nil           Nil
#6 - 6518 121 Street
Surrey, BC  V3W 1C4

Nubia Vanegas                   950                  950            Nil           Nil
32-4689 First Avenue
Chilliwack, BC  V2P 1X5

Barb Cooley                     900                  900            Nil           Nil
2871 Willoughby Avenue
Burnaby, BC  V3J 1K5

Randy Robertson                 850                  850            Nil           Nil
#41 - Begin Street
Coquitlam, BC  V3K 6M9


The named party beneficially owns and has sole voting and investment over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,918,800 shares of common stock outstanding on the date of this prospectus.

Our sole director and officer, Russell Field, has the following relationships with selling securityholders:

1.    Randall Field is his brother;

2.    Roy Field is his brother;

3.    Sheri Field is his sister in-law; and

4.    Trevor Field is his Dad

5.    Jill Field is his wife

Otherwise, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been our officer or director.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

                              Plan Of Distribution

Following the effective date of this registration statement, we intend to apply to have our shares quoted for trading on the OTC Bulletin Board. In order to accomplish this, we will need to retain a market maker to file an application on our behalf. We have not engaged a market marker and there is no assurance that we will be able to do so. The application process typically takes approximately two months, though it may take longer. There is no assurance that our stock will be quoted on the OTC Bulletin Board or that a market maker will file an application for quotation on our behalf in order to make a market for our common stock.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.30 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $15,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  * contains a toll-free telephone number for inquiries on disciplinary actions;
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701


         Director, Executive Officer, Promoters And Control Persons

Our executive officer and director and his respective age as of the date of this prospectus is as follows:

Director:

Name of Director                 Age

Russell Field                    34

Executive Officer:

Name of Officer                  Age            Office
---------------------           -----           -------
Russell Field                    34             President, CEO
                                                Secretary, Treasurer,
                                                and Director

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Russell   Field has   acted   as   our   president, chief executive officer,
secretary, treasurer and a director since our incorporation on April 26, 2005.

An Executive leader with more than 9 years of business building experience. From September of 2003 till present has been a consultant with FX Trainer, a currency trading training company. From August 2001 till March 2003 was a leader in corporate sales for Palaydium Corporation an entertainment company. From January 1999 till June 2001 consulted to WSI Interactive Corporation a website sales company. From February 1996 to 1999 he owned and operated TST Marketing a mobile telecommunications sales company specializing in the development of corporate clients.

Mr. Field does not have any professional   training  or technical credentials in
the exploration, development and operation of mines.

Mr. Field intends to devote approximately 25% of his business time to our affairs.

Term of Office

Our director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officer is appointed by the board of directors and will hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

     Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and director, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
--------------------------------------------------------------------------------

Common         Russell Field                    3,500,000      44.2%
Stock          President, Chief
               Executive Officer,
               Secretary, Treasurer
               and Director
               6518 121st Street, Suite 5
               Surrey, BC V3W 1C4

Common         All officers and directors       3,500,000      44.2%
Stock          as a group that consists of
               one person

The percent of class is based on 7,918,800 shares of common stock issued and outstanding as of the date of this prospectus.


                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 9, 2005, there were 7,918,800 shares of our common stock issued and outstanding held by 31 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Craig J. Shaber, our legal counsel, has provided an opinion on the validity of our common stock.

The geological information concerning the BSM-2mineral claim is summarized from Glen Macdonald's geological report on the property.

The financial statements included in this prospectus and the registration statement have been audited by Amisano Hanson, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

       Disclosure Of Commission Position Of Indemnification For
                     Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                   Organization Within Last Five Years

We were incorporated on April 26, 2005 under the laws of the state of Nevada. On that date, Russell Field was appointed as our director. As well, Mr. Field was appointed as our president, chief executive officer, secretary and treasurer.


                         Description Of Business

In General

We intend to commence operations as an exploration stage company. We own a 100% undivided right, title and interest in and to the mineral property known as the BSM-2 mineral claim. Our interest in the property consists of the right to explore for and remove minerals from the property. There is no assurance that a commercially viable mineral deposit exists on the property.

Our plan of operation is to conduct exploration work on the BSM-2 mineral claim in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that economic mineral deposits or reserves exist on the BSM-2 mineral claim until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the BSM-2 mineral claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the BSM-2 mineral claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Location and Access

The BSM-2 mineral claim is located about 30 miles north of Yellowknife, Northwest Territories. The Winter Ice Road passes about four miles west of the property. Logging roads then lead to the BSM-2 claim.

Physiography

The BSM-2 mineral claim is located in heavily forested areas of rugged relief with numerous abrupt changes in elevation, usually less than 100 feet. The property is underlain by sedimentary and volcanic rocks, with volcanic ridges standing higher in relief than the sedimentary rocks.

Timber occurs along the volcanic ridges. The most prominent topographic feature in the area is a large, northeasterly trending valley that crosses the claim. This feature appears to persist for approximately five miles.

Property Agreement

On June 1, 2005, we entered into an agreement with Amanda Klaris whereby she sold a 100% undivided right, title and interest in and to the BSM-2 claim to us for $7,500. Other than our property agreement, neither we nor our management have any relationship with Ms. Klaris.

The BSM-2 mineral claim consists of one claim recorded under the number F84114. The BSM-2 claim is comprised of 413.2 acres. The BSM-2 claim expires on May 20, 2006. We must complete at least $100 in exploration work on this claim prior to the expiry date in order to extend the claim expiry date by one year. Title to the claim may be extended on this basis in perpetuity, unless the government changes the exploration work requirements, which is not anticipated. Otherwise, we will lose our ownership of the the BSM-2 mineral claim.

Infrastructure and Condition of the Property

The BSM-2 mineral claim is free of mineral workings. There is no equipment or other infrastructure facilities located on the property. There is no power source located on the property. We will need to use portable generators if we require a power source for exploration of the BSM-2 mineral claim.

Mineralization and Geology

In this section, the following technical geological terms have the indicated meanings:

Andestic: referring to andesite, a type of volcanic rock that is medium dark in color and contains approximately 60% silica, as well as iron and magnesium

Tuffs: rock that has been violently ejected from a volcano during an eruption

Sedimentary rocks: rocks that are formed by continuous deposits of soil and fine rock, layer upon layer

Quartz: a white or clear rock composed of silica and oxygen that is often found in close proximity to gold

Vein: a mineralized zone having a more or  less   regular development in length,
width and depth which clearly separates it from neighboring rock.

Arsenopyrite: a silver-white rock composed of iron, arsenic and sulphur that is often found in quartz veins

Pyrite: a combination of iron and sulphur, more commonly known as fool's gold, which is often found in close proximity to gold

The BSM-2 mineral claim covers part of a belt of volcanic rock that extends from the nearby city of Yellowknife, through the property and continues on 50 miles to the northeast. These rocks are mostly andestic in composition and include tuffs. Younger sedimentary rocks lie to the east of the property.

Mineralization consists of quartz veins with arsenopyrite and pyrite carrying gold in the surrounding rock.

Exploration History

The area covered by the BSM-2 mineral claim was originally held for a number of years by a group of Yellowknife prospectors who then optioned the property to J. Mason, a mining engineer, of Vancouver in 1945 and 1946. The area covered by the BSM-2 claim has been restaked on several occasions since the 1940's, but no further exploration was undertaken.

Geological Report

In connection with our purchase of the BSM-2 mineral claim, the vendor, Ms. Amanda Klaris, provided us with a geology report on the property that was prepared by Glen Macdonald.

Mr. MacDonald is a professional geologist who graduated from the University of British Columbia with bachelor's degrees in economics (1971) and in geology
(1973). Since his graduation, Mr. MacDonald has been continuously employed as a geologist. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

Mr. Macdonald's report states that additional exploration work is warranted on the BSM-2 claim. He recommends three phases of exploration.

The first phase would consist of geological mapping and geophysical surveys. Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the property's merit.

The exploration program would take approximately one month to complete and would cost approximately $5,000.

The second phase would entail sampling and trenching. Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

The phase two program would take approximately two months to complete and would cost approximately $5,000.

The third phase would involve additional geophysical surveys based on the results of the first two phases of exploration. This program would take approximately two months to complete and would cost $10,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Northwest Territories specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-    Water discharge will have to meet water standards;

-    Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

-    Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

- There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our sole director.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.


Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                           Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one, two and three exploration programs on the BSM-2 mineral claim. We anticipate that the cost of these programs will total $20,000.

The first phase would consist of geological mapping and geophysical surveys. The exploration program would take approximately one month to complete and would cost approximately $5,000. We anticipate commencing this phase of exploration in October or November of 2005.

The second phase would entail sampling and trenching. The phase two program would take approximately two months to complete and would cost approximately $5,000. We anticipate commencing this phase in the spring of 2006.

The third phase would involve additional geophysical surveys based on the results of the first two phases of exploration. This program would take approximately two months to complete, would cost $10,000 and is scheduled for the summer of 2006.

We have not retained a geologist to conduct any of the anticipated exploration work.

In the next 12 months, we also anticipate spending an additional $20,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $40,000.

While we have sufficient funds on hand to cover the phase one and two exploration costs, we will require additional funding in order to complete the phase three exploration program and to cover all of our anticipated administrative expenses and to proceed with any subsequent exploration work on the BSM-2 mineral claim.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses. We do not have any arrangements in place for any future equity financing. If we are unable to attract sufficient equity financing, Mr. Field has indicated that he is prepared to loan funds to us to cover anticipated expenses over the next 12 months. Our initiation of the phase one exploration program will not be contingent on raising additional capital.


Results Of Operations For The Period From Inception Through June 30, 2005

We have not earned any revenues from our incorporation on April 26, 2005 to June 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the BSM-2 mineral claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $15,136 for the period from our inception on April 26, 2005 to June 30, 2005. These operating expenses were comprised of accounting and auditing fees of $5,642, bank charges of $94, filing fees of $500, legal fees of $500, donated management fees recorded at $500, donated rent recorded at $400, and mineral property costs of $7,500.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.


                              Description Of Property

We have the sole and exclusive right and option to acquire an 100% undivided right, title and interest in and to the BSM-2 mineral claim. We do not own or lease any property other than the BSM-2 mineral claim.


            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*    Any of our directors or officers;
*    Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*    Our sole promoter, Russell Field;
*    Any member of the immediate family of any of the foregoing persons.

       Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  31  registered
shareholders.

Rule 144 Shares

A total of 3,500,000 shares of our common stock are available for resale to the public after May 11, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 79,188 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our inception on April 26, 2005 to June 30, 2005 and the subsequent period to the date of this prospectus.

                         Annual Compensation

                                    Other Restricted    Options/  LTIP Other
                                        Stock    SARs   payouts     Comp
Name    Title  Year Salary Bonus Comp. Awarded    (#)     ($)
-----------------------------------------------------------------------------
Russell Pres.  2005   $0     0      0      0       0       0          0
Field   CEO
        Sec.
        Tres.
        & Dir

Stock Option Grants

We have not granted any stock options to the executive officer since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Field. We do not pay him any amount for acting as director.


Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending June 30, 2005, including:

  a. Balance Sheet;

  b. Statement of Operations;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to the Financial Statements

                            GLOBEPAN RESOURCES, INC.

                        (A Pre-exploration Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                  June 30, 2005

                             (Stated in US Dollars)




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENT OF OPERATIONS

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
GlobePan Resources, Inc.
(A Pre-exploration Stage Company)

We have audited the accompanying balance sheet of GlobePan Resources, Inc. (A Pre-exploration Stage Company) as of June 30, 2005 and the related statements of operations, cash flows and stockholders' equity for the period from April 26, 2005 (Date of Incorporation) to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of GlobePan Resources, Inc. as of June 30, 2005 and the results of its operations and its cash flows for the period from April 26, 2005 (Date of Incorporation) to June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the pre-exploration stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. Management plans in regard to their planned financing and other matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada                                     "AMISANO HANSON"
July 25, 2005                                      Chartered Accountants


750 West Pender Street, Suite 604                       Telephone: (604)689-0188
Vancouver, Canada                                       Facsimile: (604)689-9773
V6C 2T7                                                E-Mail: amishan@telus.net

                            GLOBEPAN RESOURCES, INC.
                        (A Pre-exploration Stage Company)
                                  BALANCE SHEET
                                  June 30, 2005
                             (Stated in US Dollars)


                                    ASSETS
Current
    Cash                                                         $         20,703
                                                                 ================

                                   LIABILITIES

Current
    Accounts payable and accrued liabilities                     $          3,142
    Due to related party - Note 4                                             657
                                                                 ----------------

                                                                            3,799
                                                                 ----------------

                              STOCKHOLDERS' EQUITY

Capital stock - Note 4 Authorized:
           75,000,000  common shares, par value $0.001 per share
    Issued and outstanding:
            7,918,800  common shares                                        7,919
Additional paid in capital                                                 23,221
Contributed surplus - Note 4                                                  900
Deficit accumulated during the pre-exploration stage                      (15,136)
                                                                  ----------------

                                                                           16,904
                                                                  ----------------

                                                                 $         20,703
                                                                 ================

Nature and Continuance of Operations - Note 1
Subsequent Event - Note 9



                             SEE ACCOMPANYING NOTES

                            GLOBEPAN RESOURCES, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF OPERATIONS
     for the period April 26, 2005 (Date of Incorporation) to June 30, 2005,
                             (Stated in US Dollars)
                              --------------------


Expenses
    Accounting and audit fees                                     $         5,642
    Bank charges                                                               94
    Filing                                                                    500
    Legal fees                                                                500
    Management fees - Note 4                                                  500
    Mineral property costs                                                  7,500
    Rent - Note 4                                                             400
                                                                  ---------------

Net loss for the period                                           $       (15,136)
                                                                  ===============

Basic and diluted loss per share                                  $         (0.00)
                                                                  ===============

Weighted average number of shares outstanding                           4,552,171
                                                                  ===============



                             SEE ACCOMPANYING NOTES

                            GLOBEPAN RESOURCES, INC.
                        (A Pre-exploration Stage Company)
                             STATEMENT OF CASH FLOWS
     for the period April 26, 2005 (Date of Incorporation) to June 30, 2005,
                             (Stated in US Dollars)
                              --------------------


Cash Flows used in Operating Activities
    Net loss for the period                                               $        (15,136)
    Add item not involving cash:
      Non-cash administration expense                                                  900
    Change in non-cash working capital balance related to operations
       Accounts payable and accrued liabilities                                      3,142
                                                                          ----------------

Net cash used in operating activities                                              (11,094)
                                                                          ----------------

Financing Activities
    Due to related party                                                               657
    Issuance of common shares                                                       31,140
                                                                          ----------------

Net cash provided by financing activities                                           31,797
                                                                          ----------------

Increase in cash during the period and cash, end of period                $         20,703
                                                                          ================

Supplemental disclosure of cash flow information Cash paid for:
       Interest                                                           $              -
                                                                          ================

       Income taxes                                                       $              -
                                                                          ================


Non-cash Transactions - Note 8



                             SEE ACCOMPANYING NOTES

                            GLOBEPAN RESOURCES, INC.
                        (A Pre-exploration Stage Company)
                           STATEMENT OF STOCKHOLDERS'
                  EQUITY for the period April 26, 2005 (Date of
                        Incorporation) to June 30, 2005,
                             (Stated in US Dollars)


                                                                                                    Deficit
                                                                                                  Accumulated
                                       Common Shares              Additional                      During the
                               ---------------------------------  Paid-in      Contributed     Pre-exploration
                                   Number         Par Value        Capital        Surplus            Stage             Total
                                   ------         ---------        -------        -------            -----             -----
Capital stock issued for cash
       - at $0.001                3,500,000  $        3,500  $            -  $            - $              -    $        3,500
       - at $0.005                4,400,000           4,400          17,600               -                -            22,000
       - at $0.30                    18,800              19           5,621               -                -             5,640
Contributed services and rent
   - Note 4                               -               -               -             900                -               900
Net loss for the period                   -               -               -               -          (15,136)          (15,136)
                             ---------------  --------------  --------------  -------------- ----------------    --------------

Balance, June 30, 2005            7,918,800  $        7,919  $       23,221  $          900 $        (15,136)   $       16,904
                             ===============  ==============  ==============  ============== ================    ==============




                             SEE ACCOMPANYING NOTES

                            GLOBEPAN RESOURCES, INC.
                        (A Pre-exploration Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  June 30, 2005
                             (Stated in US Dollars)


Note 1        Nature and Continuance of Operations
              ------------------------------------
              The Company was incorporated in the State of Nevada on April 26, 2005 and is in the pre-exploration stage. The Company acquired a mineral property located in the Northwest Territories, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of amounts from the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

              These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $15,136 since inception and has yet to achieve profitable operations. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that the Company will be able to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may no be necessary should the Company be unable to continue as a going concern.

              The Company plans to obtain additional financing by loans from its director and president, however, there is no guarantee that additional funds will be received. The Company may also solicit loans, however, there is no assurance that such loans can be negotiated or that such financing will be available on terms favorable to the Company. The Company may also obtain additional financing by the sale of its common stock, however, the Company is not publicly listed nor is its stock currently quoted or traded and currently there are no plans for the sale of common stock. There can be no assurance that such additional funding will be available on acceptable terms, if at all.

              The Company's year-end is June 30.

Note 2        Summary of Significant Accounting Policies
              ------------------------------------------
              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

GLOBEPAN RESOURCES, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005
(Stated in US Dollars)
 --------------------


Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              The financial  statements  have,  in  management's  opinion,  been
              properly   prepared   within  the  framework  of  the  significant
              accounting policies summarized below:

              Pre-exploration Stage Company
              -----------------------------
              The Company complies with Financial Accounting Standard Board Statement ("FAS") No. 7 and The Securities and Exchange Commission Exchange Act Guide 7 for its characterization of the Company as pre-exploration stage.

              Mineral Property
              ----------------
              Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

              Environmental Costs
              -------------------
              Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

              Foreign Currency Translation
              ----------------------------
              The Company's functional currency is the Canadian dollar. The Company uses the United States of America dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission ("SEC") and in accordance with FAS No. 52, "Foreign Currency Translation".

              Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the year-end and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income Account in Stockholders' Equity, if applicable.

              Transactions undertaken in currencies other than the functional currency of the Company are translated using the exchange rate in effect as of the transaction date. Any exchange gains or losses are included in other income or expenses on the Statement of Operations, if applicable.

GLOBEPAN RESOURCES, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005
(Stated in US Dollars)
 --------------------

Note 2        Summary of Significant Accounting Policies - (cont'd)
              ------------------------------------------

              Financial Instruments
              ---------------------
              The carrying value of cash, accounts payable and accrued liabilities and due to related party approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              Income Taxes
              ------------
              The Company uses the assets and liability method of accounting for income taxes pursuant to FAS No. 109, "Accounting for Income Taxes". Under the assets and liability method of FAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share
              --------------------------------
              The Company reports basic loss per share in accordance with the FAS No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. Diluted loss per share has not been provided, as it would be anti-dilutive.

Note 3        Mineral Property
              ----------------
              BSM-2 Claim
              -----------
              By an agreement dated June 1, 2005, the Company acquired a 100% interest in one mineral claim known as BSM-2 Claim, located in the Northwest Territories, Canada, for $7,500.

Note 4        Related Party Transactions
              --------------------------
              The President and director of the Company has provided management services and office premises at no charge. The fair value of these services has been recorded as contributed surplus as follows:

              Management fees                              $          500
              Rent                                                    400
                                                           --------------

                                                           $          900
                                                           ==============

GLOBEPAN RESOURCES, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005
(Stated in US Dollars)
 --------------------

Note 4        Related Party Transactions - (cont'd)
              --------------------------
              The director of the Company purchased 3,500,000 common shares of the Company at $0.001 per share for proceeds totalling $3,500. The spouse of the director of the Company also purchased 300,000 common shares of the Company at $0.005 per share for proceeds totalling $1,500.

              Amounts due to a related party are unsecured, non-interest bearing and have no fixed terms for repayment.

Note 5        Deferred Tax Assets
              -------------------
              The significant components of the Company's deferred tax assets are as follows:

                                                                 June 30,
                                                                  2005

             Deferred Tax Assets
                 Non-capital loss carry forward                $        2,135
                 Valuation allowance                                   (2,135)
                                                               --------------

                                                               $            -
                                                               ==============

              The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The company has chosen to provide an allowance of 100% against all available income tax loss carry forwards, regardless of their time of expiry.

Note 6        Corporation Income Tax Losses
              -----------------------------
              No provision for income taxes has been provided in these financial statements due to the net loss. At June 30, 2005, the Company has accumulated non-capital losses totaling $14,236, which is available to reduce taxable income in future taxation years. These losses expire beginning in 2025.

Note 7        New Accounting Standards
              ------------------------
              Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted could have a material effect on the accompanying financial statements.

GLOBEPAN RESOURCES, INC.
(A Pre-exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2005
(Stated in US Dollars)
 --------------------


Note 8        Non-Cash Transactions
              ---------------------
              Investing and financing activities that do not have a direct impact on current cash flows are excluded from the statement of cash flows. A director of the Company has provided management services and office premises with a fair value of $500 and $400, respectively, at no charge to the Company. The fair value has been recorded as contributed surplus. These transactions were excluded from the statement of cash flows.

Note 9        Subsequent Event
              ----------------
              The Company intends to file a Form SB-2 Registration Statement prospectus with the United States Securities and Exchange Commission to qualify for the sale by existing shareholders of up to 4,418,800 common shares at $0.30 per share. The Company will not receive any proceeds from this offering as these shares have already been issued.

                  Changes In And Disagreements With Accountants on
                   Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officer and director is indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)  a transaction from which the director derived an improper personal profit;
     and

(4)  willful misconduct.

Our bylaws provide that we will indemnify our director and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our director and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;

(2)  the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

Securities and Exchange Commission registration fee         $    279.61
Transfer Agent Fees                                         $  1,000.00
Accounting fees and expenses                                $  8,000.00
Legal fees and expenses                                     $  4,500.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 15,279.61
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We completed an offering of 3,500,000 shares of our common stock at a price of $0.001 per share to Russell Field, our president, chief executive officer, secretary, treasurer and a director. The total amount received from this offering was $3,500. These shares were issued pursuant to Regulation S of the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 4,400,000 shares of our common stock at a price of $0.005 per share to a total of 15 purchasers on June 6, 2005. The total amount received from this offering was $22,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Erik Graham                          350,000
          Vittorio Castelli                    350,000
          Irshad Koya                          350,000
          Ryan Anderson                        350,000
          Todd Lansing                         300,000
          Krista Lansing                       300,000
          Randall Field                        300,000
          Penny Anderson                       300,000
          Jill Field                           300,000
          Will Woo                             250,000
          Colin Louie                          250,000
          Keith Tong                           250,000
          Thi Mai Tong                         250,000
          Phil Taneda                          250,000
          Kari Taneda                          250,000

We completed an offering of 18,800 shares of our common stock at a price of $0.30 per share to a total of 15 shareholders on June 22, 2005. The total amount received from this offering was $5,640. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

          Name of Shareholder              Number of Shares
          -----------------------          ----------------

          Dave Benson                            1,600
          Roy Field                              1,500
          Jodi Bradley                           1,500
          Tasneem Koya                           1,500
          Trevor Field                           1,400
          Rhonda Morris                          1,400
          Sherri Field                           1,300
          Bill Cooley                            1,250
          Donovan Green                          1,250
          Daryl Zelinski                         1,200
          Warren Nyuli                           1,200
          Niki Christmas                         1,000
          Nubia Vanegas                            950
          Barb Cooley                              900
          Randy Robertson                          850

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                              Exhibits
Exhibit
Number    Description

  3.1     Articles of Incorporation
  3.2     Bylaws
  5.1     Legal opinion of Craig J. Shaber, with consent to use
 10.1     Mineral Property Purchase Agreement dated June 1, 2005
 23.1     Consent of Amisano Hanson, Chartered Accountants
 99.1     Claim location map

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                          Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 9, 2005.

                              GlobePan Resources, Inc.

                              By:/s/ Russell Field
                              ------------------------------
                              Russell Field
                              President, Chief Executive Officer,
                              Principal Accounting Officer
                              Secretary, Treasurer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



SIGNATURE                CAPACITY IN WHICH SIGNED             DATE

/s/ Russell Field        President, Chief Executive         September 9, 2005
-----------------------  Officer, Secretary, Treasurer,
Russell Field            Principal Accounting Officer,
                         Principal Financial Officer
                         and Director